Cusip No. 30063P105	13G	Page 1 of 1

EXHIBIT 99.1

FEBRUARY 11, 2009

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, PEAK6 LLC, PEAK6 Investments, L.P., PEAK6 Advisors LLC, PEAK6 Performance Management LLC, Matthew N. Hulsizer and Jennifer Just, each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto).  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

PEAK6 LLC

By:  /s/ Matthew N. Hulsizer
Matthew N. Hulsizer
Managing Member

PEAK6 INVESTMENTS, L.P.

By:  /s/ Matthew N. Hulsizer
Matthew N. Hulsizer
Managing Member of PEAK6 LLC, the General Partner of PEAK6 Investments, L.P.

PEAK6 ADVISORS LLC

By:  /s/ Matthew N. Hulsizer
Matthew N. Hulsizer
Managing Member of PEAK6 LLC, the General Partner of the managing member of PEAK6 Advisors LLC

PEAK6 PERFORMANCE MANAGEMENT LLC

By:  /s/ Matthew N. Hulsizer
Matthew N. Hulsizer
Managing Member of PEAK6 LLC, the General Partner of the managing member of PEAK6 Performance Management LLC

/s/   Matthew N. Hulsizer
Matthew N. Hulsizer

/s/  Jennifer Just
Jennifer Just